Exhibits 5.1 and 23.1

March 23, 2022

The Toro Company

8111 Lyndale Avenue South

Bloomington, Minnesota 55420

Re:Registration Statement on Form S-8 for The Toro Company 2022 Equity and Incentive Plan

Ladies and Gentlemen:

I am the Vice President, Human Resources, General Counsel and Corporate Secretary of The Toro Company (the “Company”).  In connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission relating to the registration of (i) 1,250,000 shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), issuable pursuant to awards under The Toro Company 2022 Equity and Incentive Plan (the “2022 Plan”); (ii) 2,515,966 shares of Common Stock remaining available for issuance under The Toro Company Amended and Restated 2010 Plan, as amended and restated (the “2010 Plan”), as of the effective date of the 2022 Plan (the “Effective Date”) but not subject to outstanding awards as of the Effective Date; and (iii) such indeterminate number of shares as may become available under the 2022 Plan as a result of the adjustment provisions thereof, please be advised that as counsel to the Company, upon examination of such corporate documents and records as I have deemed necessary or appropriate for the purpose of rendering this opinion, it is my opinion that the shares of Common Stock being offered by the Company, when issued in accordance with proper corporate authorizations, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the above-captioned Registration Statement, and to the reference to my name under the heading “Interests of Named Experts and Counsel” contained in the Registration Statement.  In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Amy E. Dahl

Amy E. Dahl

Vice President, Human Resources, General Counsel and Corporate Secretary